UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 9, 2021
Date of Report (date of earliest event reported)
CROSSFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Kansas	001-39028	26-3212879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11440 Tomahawk Creek Parkway	Leawood	Kansas
(Address of Principal Executive Offices)

66211
(Zip Code)

(913) 312-6822
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CFB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 15, 2021, after ongoing discussions, David O’Toole, the current Chief Financial Officer and Chief Investment Officer of CrossFirst Bankshares, Inc. (the “Company”), notified the Company of his intent to retire as the Company’s Chief Financial Officer effective upon the earlier of December 31, 2022 or the appointment of his successor. Mr. O’Toole also notified the Company of his intent to retire as the Company’s Chief Investment Officer effective December 31, 2022. On March 15, 2021, the Company entered into an Amended and Restated Employment Agreement with Mr. O’Toole (the “Amended Employment Agreement”), amending and restating the Employment Agreement between the Company and Mr. O’Toole dated May 1, 2015, to reflect the foregoing planned retirements.

Pursuant to the Amended Employment Agreement, Mr. O’Toole will continue to serve as Chief Financial Officer of the Company until his successor has been appointed, at which time Mr. O’Toole will continue to serve as Chief Investment Officer. The term of the Amended Employment Agreement began on March 9, 2021 and will terminate on December 31, 2022 upon Mr. O’Toole’s planned retirement, unless Mr. O’Toole’s employment is earlier terminated in accordance with the Amended Employment Agreement. Under the Amended Employment Agreement, Mr. O’Toole will continue to receive his current annual base salary. Under the Amended Employment Agreement, Mr. O’Toole is also eligible to receive periodic incentive bonuses for each fiscal year, with the bonus opportunity being equal to 50% of his annual base salary. Mr. O’Toole is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Company’s established policies. The fringe benefits to which Mr. O’Toole is entitled include the following: (i) taking reasonable vacation time when needed; (ii) the ability to participate in, under the same terms and conditions as all other employees of the Company, all reasonable and customary fringe benefit plans made available to employees of the Company, including, but not limited to, group health insurance (medical, vision, and dental) and long and short term disability insurance; (iii) mobile communications devices; (iv) an automobile allowance; and (v) the continued and existing use of club memberships in connection with the Company’s business.

Pursuant to the Amended Employment Agreement, Mr. O’Toole will have the right to participate in the Company’s 2018 Omnibus Equity Incentive Plan (the “Omnibus Plan”), subject to vesting and other rights described in the Omnibus Plan.. Recognizing Mr. O’Toole’s intention to retire as of the close of business on December 31, 2022, the Amended Employment Agreement provides that such retirement will be treated as a retirement under all of the outstanding equity awards granted to Mr. O’Toole on or before December 31, 2022, and the Company agrees not to amend the Omnibus Plan in any way that would adversely impact any vesting to which Mr. O’Toole is entitled upon retirement, death, disability or a change of control. Any grants made to Mr. O’Toole pursuant to the Omnibus Plan after March 15, 2021 will be time-based vesting restricted stock units (“RSUs”) and will fully vest on or before December 31, 2022. The Amended Employment Agreement also provides that during the time period between January 1, 2022 and December 30, 2022, provided that Mr. O’Toole remains employed by the Company during that time, the Company will award Mr. O’Toole an additional time-based vesting RSU award for a number of RSUs equal to 40% of his annual base salary divided by the Company’s price per share as of the date of the grant and such RSUs will vest on January 31, 2023.

The Amended Employment Agreement requires that as a condition of his employment with the Company, Mr. O’Toole will continue to hold a minimum of $400,000 worth of equity in the Company. As a condition of Mr. O’Toole’s continued employment with the Company, Mr. O’Toole is prohibited from selling or transferring any of this equity in the Company without receiving consent in accordance with the terms of the Amended Employment Agreement.

The Amended Employment Agreement provides for certain payments in the event of a qualifying termination of employment. If Mr. O’Toole’s employment is terminated during the term of the Amended Employment Agreement due to his death or disability, Mr. O’Toole will be entitled to: (i) a lump sum cash payment equal to his accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day following such termination; and (ii) 24 monthly payments each equal to the Company-paid portion of the monthly COBRA continuation premiums for Mr. O’Toole and his eligible dependents, if any, for COBRA continuation coverage under the Company’s health, vision and dental plans.

In the case of Mr. Toole’s termination of employment pursuant to a termination without cause (or Mr. O’Toole’s resignation for good reason), the Amended Employment Agreement provides that Mr. O’Toole will be entitled to: (i) a lump sum cash payment equal to his accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day following such termination; (ii) severance payments equal to 2 times the sum of both Mr. O’Toole’s current base salary and the average of his bonuses for the preceding 3 years to be made on a bi-monthly basis over the 12 month period following the date of such termination; and (iii) 24 monthly payments each equal to the Company-paid portion of the monthly COBRA continuation premiums for Mr. O’Toole and his eligible dependents, if any, for COBRA continuation coverage under the Company’s health, vision and dental plans. If Mr. O’Toole’s termination of employment is made by the Company for cause, Mr. O’Toole will be entitled to receive a lump sum cash payment equal to his accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day following such termination.

Certain of Mr. O’Toole’s rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to non-solicitation of the Company’s employees and customers and employment by Mr. O’Toole at companies that provide financial services similar to services provided by the Company or its affiliates.
The foregoing description of the Amended Employment Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by the terms of the Amended Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure
On March 15, 2021, the Company issued a press release regarding David O’Toole’s intent to retire as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d)Exhibits

10.1	Amended and Restated Employment Agreement, dated March 15, 2021, between the Company and David O’Toole
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 15, 2021	CROSSFIRST BANKSHARES, INC.

		By:	/s/ Michael J. Maddox
Michael J. Maddox Chief Executive Officer